Exhibit 99.1

Transocean Partners LLC Reports Fourth  Quarter and Full Year 2015  Results

•	Distributable cash flow attributable to controlling interest was $38 million, compared with $16 million in the third quarter of 2015;
•	A quarterly distribution of $0.3625 per unit has been declared;
•	Fleet revenue efficiency(1) was 97.5 percent, up from 78.1 percent in the previous quarter;
•	Fleet utilization(2) was 100 percent, unchanged from the third quarter of 2015;
•	Revenues were $154 million, up from $125 million in the prior quarter;
•	Operating and maintenance expenses were $54 million, down from $73 million in the previous quarter;
•

Adjusted net income attributable to controlling interest was $34 million, or $0.49 per unit. This compares with $14 million, $0.19 per unit, excluding a $148 million goodwill impairment loss in the previous quarter;

•

Net income attributable to controlling interest was $34 million, $0.49 per unit, compared with a  net loss attributable to controlling interest of $134 million, $1.94 per unit, in the previous quarter; and

•	The Annual Effective Tax Rate(3) was 6.6 percent, up sequentially from 5.5 percent.

LONDON—February 24, 2016—Transocean Partners LLC (NYSE: RIGP) today reported net income attributable to controlling interest for the three months ended December 31, 2015 of $34 million, or $0.49 per unit. For the three months ended December  31, 2014, net income attributable to controlling interest was  $19 million, or $0.28 per unit.

Distributable cash flow attributable to controlling interest was $38 million, compared with $16 million in the prior quarter. A quarterly distribution of $0.3625 per unit, or approximately $25 million based upon the number of currently outstanding units, has been declared for the three months ended December 31, 2015.

Revenues for the three months ended December  31, 2015, increased $29 million sequentially to  $154  million due primarily to higher revenue efficiency on the Discoverer Inspiration.

Operating and maintenance expenses decreased $19 million sequentially to $54 million due primarily to lower maintenance costs associated with the Discoverer Inspiration and Discoverer Clear Leader.

General and administrative expenses were  $7 million,  compared with $6 million in the prior quarter.

The company’s Effective Tax Rate  (4) increased to 6.6 percent, from (0.3) percent in the third quarter of 2015, due primarily to higher adjusted pre-tax income. The third quarter of 2015 included a loss on the impairment of goodwill. The fourth quarter Annual Effective Tax Rate was 6.6  percent, compared with 5.5 percent in the previous quarter.

“The company generated strong cash flows in the fourth quarter and in our first full year of operations,” said President, Chief Executive Officer and Chief Financial Officer Kathleen McAllister. “We expect this world-class fleet will continue to perform at similar levels going forward.”

Full Year 2015

The company reported a net loss attributable to controlling interest for the year ended December 31, 2015 of  $71 million, or $1.02 per unit. Full year 2015 results included a goodwill impairment loss of $356 million ($182 million attributable to controlling interest), which was due primarily to a  decline in the market outlook. Excluding the impairment, adjusted net income was $111 million, or $1.60 per unit. For the period from August 5, 2014, the date of the company’s initial public offering, through December 31, 2014, the company's net income attributable to controlling interest was $36 million, or $0.52 per unit.

Distributable cash flow attributable to controlling interest for the year ended December 31, 2015 was $125 million, compared with $51 million for the period from August 5, 2014 through December 31, 2014.

Non-GAAP Financial Measures

Distributable cash flow and adjusted net income are non-GAAP financial measures; reconciliations of the non-GAAP measures to the most directly comparable GAAP measures are provided in the accompanying schedules and are displayed in quantitative schedules on the company’s website at: www.transoceanpartners.com.

About Transocean Partners

Transocean Partners is a growth-oriented limited liability company formed by Transocean Ltd. to own, operate and acquire modern, technologically advanced offshore drilling rigs. Headquartered in London, Transocean Partners’ assets consist of 51 percent interests in subsidiary companies that own and operate three ultra-deepwater drilling rigs.

For more information about Transocean Partners, please visit: www.transoceanpartners.com.

Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements contain words such as "possible," "intend," "will," "if," "expect" or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, unit repurchases and the timing of the repurchases, the distribution and timing of distribution payments, the securities markets generally, the impact of adverse market conditions affecting the business of Transocean Partners, utilization, downtime and other aspects of Transocean Partners’ drilling rigs, adverse changes in laws including with respect to tax and regulatory matters, changes in tax estimates, impairment of goodwill, asset impairments, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the prices of oil and gas, capital markets and other factors, including those and other factors discussed in Transocean Partners’ Annual Report on Form 10-K for the year ended December 31, 2014 and in Transocean Partners’ other filings with the SEC, which are available free of charge on the SEC’s website at: www.sec.gov.  Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, Transocean Partners undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which Transocean Partners becomes aware of, after the date hereof, except as otherwise may be required by law.

Conference Call Information

Transocean Partners will conduct a teleconference starting at 10:30 a.m. EST, 3:30 p.m. GMT, on Thursday, February 25, 2016, to discuss the period’s results.  To participate, dial +1 719-457-2646 and refer to confirmation code 327677 approximately 10 minutes prior to the scheduled start time.

The teleconference will be simulcast in a listen-only mode over the Internet and can be accessed on Transocean Partners’ website, www.transoceanpartners.com, by selecting "Investor Relations." Supplemental materials that may be referenced during the teleconference will be posted to the website and can be found by selecting "Investor Relations/Financial Reports."

A replay of the conference call will be available after 1:30 p.m. EST, 6:30 p.m. GMT, on February 25, 2016. The replay, which will be archived for approximately 30 days, can be accessed by dialing +1 719-457-0820 and referring to the confirmation code 327677. The replay will also be available on the company’s website.

Notes

(1) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions. See the accompanying schedule entitled "Revenue Efficiency."

(2) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.

(3) Annual Effective Tax Rate is defined as income tax expense excluding various discrete items (such as changes in estimates and tax on items excluded from income before income tax expense), divided by income before income tax expense excluding gains on sales and similar items pursuant to the accounting standards for income taxes. See the accompanying schedule entitled "Supplemental Effective Tax Rate Analysis."

(4) Effective Tax Rate is defined as income tax expense divided by income before income taxes. See the accompanying schedule entitled "Supplemental Effective Tax Rate Analysis."

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Diane Vento

+1 713-232-8015

Media Contact:

Pam Easton

+1 713-232-7647

TRANSOCEAN PARTNERS LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per unit data)

(unaudited)

	Three months ended December 31,		Years ended December 31,
	2015	2014	2015	2014

Operating revenues
Contract drilling revenues	$150	$135	$564	$557
Other revenues	4	3	16	10
	154	138	580	567
Costs and expenses
Operating and maintenance	54	62	245	248
Depreciation	17	17	68	66
General and administrative	7	10	24	20
	78	89	337	334
Loss on impairment	—	—	(356)	—
Loss on disposal of assets, net	—	—	(1)	—
Operating income (loss)	76	49	(114)	233

Other income (expense), net
Interest income	—	1	2	3
Interest expense	—	(1)	(1)	(1)
	—	—	1	2
Income (loss) before income tax expense	76	49	(113)	235
Income tax expense	5	4	14	20

Net income (loss)	71	45	(127)	$215
Net income attributable to Predecessor	—	—	—	135
Net income (loss)subsequent to initial public offering	71	45	(127)	80
Net income (loss) attributable to noncontrolling interest	37	26	(56)	44
Net income (loss) attributable to controlling interest	$34	19	$(71)	36

Earnings (loss) per unit ‑ basic
Earnings per common unit	$0.49	$0.28	$(1.02)	$0.52
Earnings per subordinated unit	$0.49	$0.28	$(1.02)	$0.52

Earnings (loss) per unit ‑ diluted
Earnings per common unit	$0.49	$0.28	$(1.02)	$0.52
Earnings per subordinated unit	$0.49	$0.28	$(1.02)	$0.52

Weighted‑average units outstanding ‑ basic
Common units	41	41	41	41
Subordinated units	28	28	28	28

Weighted‑average units outstanding ‑ diluted
Common units	41	41	41	41
Subordinated units	28	28	28	28

TRANSOCEAN PARTNERS LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In millions, except unit data)

(unaudited)

	December 31,
	2015	2014

Assets
Cash and cash equivalents	$159	$86
Accounts receivable	115	112
Accounts receivable from affiliates	1	28
Materials and supplies, net	34	41
Prepaid assets	7	6
Total current assets	316	273

Property and equipment	2,296	2,302
Less accumulated depreciation	(401)	(336)
Property and equipment, net	1,895	1,966
Goodwill	—	356
Deferred income taxes, net	10	15
Other assets	10	22
Total assets	$2,231	$2,632

Liabilities and equity
Accounts payable to affiliates	$51	$76
Debt due to affiliates within one year	—	43
Deferred revenues	15	18
Other current liabilities	2	1
Total current liabilities	68	138

Long-term tax liability	3	1
Deferred revenues	—	13
Drilling contract intangible liability	14	29
Other long-term liabilities	1	—
Total long-term liabilities	18	43

Commitments and contingencies

Common units, 41,287,810 and 41,379,310 issued and outstanding at December 31, 2015 and 2014, respectively	757	847
Subordinated units, 27,586,207 issued and outstanding at December 31, 2015 and 2014	505	564
Total members’ equity	1,262	1,411

Noncontrolling interest	883	1,040
Total equity	2,145	2,451
Total liabilities and equity	$2,231	$2,632

TRANSOCEAN PARTNERS LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(unaudited)

	Years ended December 31,
	2015	2014	2013

Cash flows from operating activities
Net income (loss)	$(127)	$215	$189
Adjustments to reconcile to net cash provided by operating activities
Amortization of drilling contract intangible	(15)	(15)	(18)
Depreciation	68	66	66
Patent royalties expense	23	7	—
Loss on impairment	356	—	—
Deferred income taxes	5	18	15
Other, net	2	—	1
Changes in deferred revenues, net	(16)	(36)	(29)
Changes in deferred costs, net	2	(4)	4
Changes in operating assets and liabilities
Decrease in accounts receivable, net	9	4	22
(Increase) decrease in other current assets, net	5	(8)	(13)
Increase in current liabilities	1	—	—
Increase (decrease) in balances due to affiliates, net	(2)	(60)	—
Increase in income tax liability, net	1	3	2
Net cash provided by operating activities	312	190	239

Cash flows from investing activities
Payments to affiliates for capital expenditures	(16)	(3)	(4)
Proceeds from affiliates for disposal of assets, net	12	—	—
Net cash used in investing activities	(4)	(3)	(4)

Cash flows from financing activities
Proceeds from working capital note payable to affiliate	—	43	—
Repayment of working capital note payable to affiliate	(43)	—	—
Contributions resulting from formation transactions	—	8	—
Contributions for parent indemnification of lost revenues	10	9	—
Distributions of available cash to unitholders	(100)	(15)	—
Distributions to holder of noncontrolling interests	(101)	—	—
Distributions to the Predecessor parent, net	—	(141)	(235)
Distributions to affiliate for working capital adjustment	—	(5)	—
Payments to repurchase common units	(1)	—	—
Net cash used in financing activities	(235)	(101)	(235)

Net increase in cash and cash equivalents	73	86	—
Cash and cash equivalents at beginning of period	86	—	—
Cash and cash equivalents at end of period	$159	$86	$—

TRANSOCEAN PARTNERS LLC AND SUBSIDIARIES

Revenue Efficiency (1)

	4Q 2015	3Q 2015	4Q 2014	FY 2015	FY 2014
Discoverer Clear Leader	103.1%	97.3%	93.9%	98.7%	88.8%
Discoverer Inspiration	92.4%	41.6%	98.7%	82.5%	97.4%
Development Driller III	96.9%	100.1%	95.3%	101.1%	98.3%
Total fleet	97.5%	78.1%	96.1%	93.8%	94.6%

(1)

Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculation for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

Transocean Partners LLC and Subsidiaries

Supplemental Effective Tax Rate Analysis

(In US$ millions, except tax rates)

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
Income (loss) before income taxes	$76	$(260)	$49	$(113)	$235
Add back (subtract):
Loss on impairment of goodwill	—	289	—	356	—
Adjusted income before income taxes	$76	$29	$49	$243	$235

Income tax (benefit) expense	5	1	4	14	20
Add back (subtract):
Changes in estimates (1)	—	1	—	1	—
Adjusted income tax expense	$5	$2	$4	$15	$20

Effective Tax Rate (2)	6.6%	-0.3%	8.2%	-12.4%	8.5%

Annual Effective Tax Rate (3)	6.6%	5.5%	8.2%	6.2%	8.5%

(1)

Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in (a) deferred taxes, (b) valuation of allowances on deferred taxes and (c) other tax liabilities.

(2)	Effective Tax Rate is income tax expense, divided by income before income taxes.
(3)

Annual Effective Tax Rate is income tax expense, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income before income tax expense, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate.

Transocean Partners LLC and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Distributable Cash Flow

(in US$ millions, except coverage ratio)

	Three months ended				Year ended	Year ended
	12/31/15	09/30/15	06/30/15	03/31/15	12/31/15	12/31/14

Net income (loss)	$71	$(261)	$73	$(10)	$(127)	$215
Plus:
Income tax expense	5	1	4	4	14	20
Interest income	—	—	(1)	(1)	(2)	(2)
Interest expense	—	—	1	—	1	—
Depreciation expense	17	17	17	17	68	66

EBITDA	93	(243)	94	10	(46)	299
Plus:
Amortization of prior certification costs and license fees	1	1	—	1	3	2
Non-cash recognition of royalty fees	6	5	7	5	23	7
Loss on impairment of goodwill	—	289	—	67	356	—
Less:
Amortization of drilling contract intangible	4	4	3	4	15	15
Amortization of pre-operating revenues	4	4	4	7	19	36

Adjusted EBITDA	92	44	94	72	302	257
Plus:
Planned out-of-service operating and maintenance expense	1	4	3	2	10	6
Claims for indemnification of lost revenues	—	—	—	—	—	19
Cash proceeds from pre-operating revenues associated with long-term receivables	4	4	3	6	17	26
Less:
Estimated maintenance and replacement capital expenditures	16	17	17	16	66	69
Cash interest income, net	—	—	(1)	(1)	(2)	(2)
Cash income taxes	2	2	4	1	9	2

Distributable Cash Flow	79	33	80	64	256	239
Distributable cash flow attributable to the Predecessor	—	—	—	—	—	131
Distributable cash flow attributable to noncontrolling interest	41	17	41	32	131	57
Distributable cash flow attributable to controlling interest	$38	$16	$39	$32	$125	$51

Aggregate declared distribution to unitholders	$25	$25	$25	$25	$100	$40

Distribution coverage ratio	1.51x	0.64x	1.56x	1.27x	1.25x	1.28x

Transocean Partners LLC and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Distributable Cash Flow

(in US$ millions, except coverage ratio)

	Three months ended				Year ended	Year ended
	12/31/15	09/30/15	06/30/15	03/31/15	12/31/15	12/31/14

Net cash flow provided by operating activities	$68	$67	$56	$121	$312	$190
Plus:
Changes in operating assets and liabilities	21	(22)	38	(51)	(14)	61
Changes in deferred revenues, net	5	4	2	5	16	36
Changes in deferred costs, net	(1)	(1)	(2)	2	(2)	4
Interest income, net of interest expense	—	—	—	(1)	(1)	(2)
Income tax expense, current	—	3	3	3	9	2
Recognition of drilling contract intangible	4	4	3	4	15	15
Recognition of non-cash royalty fees	(6)	(5)	(7)	(5)	(23)	(7)
Loss on impairment of goodwill	—	(289)	—	(67)	(356)	—
Other	2	(4)	1	(1)	(2)	—

EBITDA	93	(243)	94	10	(46)	299
Plus:
Recognition of prior certification costs and license fees	1	1	—	1	3	2
Recognition of non-cash royalty fees	6	5	7	5	23	7
Loss on impairment of goodwill	—	289	—	67	356	—
Less:
Recognition of drilling contract intangible	4	4	3	4	15	15
Recognition pre-operating revenues	4	4	4	7	19	36

Adjusted EBITDA	92	44	94	72	302	257
Plus:
Planned out-of-service operating and maintenance expense	1	4	3	2	10	6
Claims for indemnification of lost revenues	—	—	—	—	—	19
Cash proceeds from pre-operating revenues	—	—	—	—
associated with non-term receivables	4	4	3	6	17	26
Less:
Estimated maintenance and replacement capital expenditures	16	17	17	16	66	69
Cash interest income, net	—	—	(1)	(1)	(2)	(2)
Cash income taxes	2	2	4	1	9	2

Distributed Cash Flow	79	33	80	64	256	239
Distributable cash flow attributable to the Predecessor	—	—	—	—	—	131
Distributable cash flow attributable to noncontrolling interest	41	17	41	32	131	57
Distributable cash flow attributable to controlling interest	$38	$16	$39	$32	$125	$51

Aggregate declared distribution to unitholders	$25	$25	$25	$25	$100	$40

Distribution coverage ratio	1.51x	0.64x	1.56x	1.27x	1.25x	1.28x

Transocean Partners LLC and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Adjusted Net Income and Adjusted Diluted Earnings Per Unit

(in US$ millions, except per unit data)

	YTD	QTD	YTD	QTD	YTD	QTD	QTD
	12/31/15	12/31/15	09/30/15	09/30/15	06/30/15	06/30/15	03/31/15

Adjusted Net Income
Net income (loss) attributable to controlling interest, as reported	$(71)	$34	$(105)	$(134)	$29	$35	$(6)
Add back (subtract):
Loss on impairment of goodwill attributable to controlling interest	182	—	182	148	34	—	34
Net income, as adjusted	111	$34	$77	$14	$63	$35	$28

Adjusted Diluted Earnings Per Unit:
Diluted earnings (loss) per unit, as reported	$(1.02)	$0.49	$(1.52)	$(1.94)	$0.43	$0.51	$(0.09)
Add back (subtract):
Loss on impairment of goodwill attributable to controlling interest	2.62	—	2.63	2.13	0.49	—	0.50
Diluted earnings per unit, as adjusted	$1.60	$0.49	$1.11	$0.19	$0.92	$0.51	$0.41

	YTD	QTD	YTD	QTD	YTD	QTD	QTD
	12/31/14	12/31/14	09/30/14	09/30/14	06/30/14	06/30/14	03/31/14
					(a)	(a)	(a)
Adjusted Net Income
Net income attributable to controlling interest, as reported	$36	$19	$17	$17	$—	$—	$—
Net income, as adjusted	$36	$19	$17	$17	$—	$—	$—

Adjusted Diluted Earnings Per Unit:
Diluted earnings per unit, as reported	$0.52	$0.28	$0.24	$0.24	$—	$—	$—
Diluted earnings per unit, as adjusted	$0.52	$0.28	$0.24	$0.24	$—	$—	$—

(a)

We have not presented adjusted net income attributable to controlling interest since the Predecessor did not have controlling and noncontrolling interest. Additionally, the Predecessor did not have unitholders and did not calculate earnings per unit.  See “Item 1. Financial Statements—Notes to Consolidated Financial Statements—Note 2—Significant Accounting Policies—Presentation, “in our annual report on Form 10-K for the year ended December 31, 2015.